Item 77Q1(d)

Amended Schedule A, dated February 15, 2017, to the Declaration of Trust, dated November 11, 2015. Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on May 23, 2017 (Accession Number 0001193125-17-179531).

Combined Amended and Restated Rule 18f-3 Multi-Class Plan, including Exhibit A, amended as of May 16, 2017. Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on May 23, 2017 (Accession Number 0001193125-17-179531).